UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 28, 2024

Verb Technology Company, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-38834	90-1118043
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3024 Sierra Juniper Court Las Vegas, Nevada	89138
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(855) 250-2300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	VERB	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	VERBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) is being filed to update the Current Report on Form 8-K filed by Verb Technology Company, Inc. (the “Company”) on September 4, 2024 (the “Original Report”). This Amendment revises the disclosure by adding certain dates that were inadvertently omitted from the Original Report. No other changes have been made to the Original Report.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on November 2, 2023, the Company received a letter from the Nasdaq Listing Qualifications Department of the Nasdaq Stock Market (the “Nasdaq”) indicating that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2) because the closing bid price per share for the Company’s common stock had closed below $1.00 for the previous 30 consecutive business days (the “Bid Price Rule”). The Company was given until April 30, 2024, to regain compliance with the Bid Price Rule. On May 1, 2024, the Company received notice from Nasdaq that the Company had been granted an additional 180-day grace period, or until October 28, 2024, to regain compliance with the Bid Price Rule.

On August 6, 2024, the Company received notice from the Staff indicating that the bid price for the Company’s common stock had closed below $0.10 per share for the 10-consecutive trading day period ended August 5, 2024 and, accordingly, the Company is subject to the provisions contemplated under Nasdaq Listing Rule 5810(c)(3)(A)(iii) and its securities are subject to delisting from Nasdaq unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”).

On August 12, 2024, the Company timely requested a hearing before the Panel to appeal the delisting determination. In response, Nasdaq set a hearing date of September 19, 2024, and offered the Company an expedited review process, which required the Company to complete a questionnaire regarding the Company’s plan to regain compliance with the Bid Price Rule. The Company submitted the completed questionnaire on August 14, 2024, which included the representation that, if necessary, the Company will effect a reverse stock split on or before October 2, 2024, to regain compliance with the Bid Price Rule.

On August 6, 2024, the Company filed a preliminary proxy statement on Schedule 14A in connection with the Company’s annual meeting of stockholders scheduled for September 26, 2024. At the annual meeting, the Company intends to seek the approval of its stockholders to implement a reverse stock split in the range within a range of one-for-five (1-for-5) to a maximum of a one-for-two hundred (1-for-200). Upon receipt of the requisite approval of its stockholders, the Company intends, if necessary, to expeditiously implement the reverse stock split to regain compliance with Nasdaq’s Bid Price Rule.

On August 28, 2024, the Company received a notice from Nasdaq that, based upon its review of the written record, the Panel had granted the Company a temporary exception until October 21, 2024 to, effect the reverse stock split and thereafter regain compliance with the Bid Price Rule. The Nasdaq Hearing Panel noted that the temporary exception was granted based upon the Company’s representation that it would complete a reverse stock split, if necessary, no later than October 2, 2024. The Company prioritizes regaining compliance with the Bid Price Rule through other measures before resorting to a reverse stock split. However, in the event the Company fails to achieve compliance by mid-September 2024, it will be required to undertake a reverse stock split to regain compliance by the October 21, 2024 deadline. In the event the Company fails to regain compliance with the Bid Price Rule by October 21, 2024, its securities will be delisted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2024	VERB TECHNOLOGY COMPANY, INC.

	By:	/s/ Rory J. Cutaia
	Name:	Rory J. Cutaia
	Title:	President and Chief Executive Officer